UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2012

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 9, 2012, Host Hotels & Resorts, L.P. (“Host L.P.”), for whom Host Hotels & Resorts, Inc. (“Host REIT”) acts as sole general partner, completed an underwritten public offering of $450 million aggregate principal amount of Series C senior notes bearing interest at a rate of 4 3/4% per year due in 2023.

The offering of the Series C senior notes was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on May 1, 2012, as amended (Registration No. 333-181063), a base prospectus, dated May 16, 2012, included as part of the registration statement, and a prospectus supplement, dated August 2, 2012, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Latham & Watkins LLP, regarding the validity of the securities being registered.

The notes were issued pursuant to a supplement to Host L.P.’s Amended and Restated Indenture, dated August 5, 1998, originally among HMH Properties, Inc. (which merged with and into Host Marriott, L.P., which is now, Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York Mellon), as trustee (the “senior notes indenture”). The notes pay interest semi-annually in arrears.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time, upon not less than 30 nor more than 60 days’ notice, the Series C senior notes will be redeemable at Host L.P.’s option, in whole or in part, at a price equal to 100% of their principal amount, plus a make-whole premium as set forth in the senior notes indenture, plus accrued and unpaid interest to, but excluding, the applicable redemption date.

Host L.P. may also redeem the Series C senior notes within the period beginning 90 days prior to March 1, 2023, in whole or in part, at a redemption price equal to 100% of the principal amount of the Series C senior notes to be redeemed, plus accrued and unpaid interest to, but excluding, the applicable date of redemption.

The holders of Series C senior notes will also have the right to require Host L.P. to repurchase their notes upon the occurrence of a change in control triggering event, as defined in the senior notes indenture, at an offer price equal to 101% of the principal amount of the senior notes plus accrued and unpaid interest to the date of purchase.

Ranking and Security

Under the terms of the senior notes indenture, the Series C senior notes are equal in right of payment with all of Host L.P.’s unsubordinated indebtedness and senior to all subordinated obligations of Host L.P., subject to certain limitations set forth in the senior notes indenture. The Series C senior notes and Host L.P.’s existing senior notes effectively will be subordinated to all secured indebtedness that Host L.P. may be permitted to incur under the senior notes indenture, to the extent of the value of the collateral securing such indebtedness. In addition, the Series C senior notes will be junior in right of payment to all liabilities of Host L.P.’s subsidiaries. The Series C senior notes will not initially be guaranteed by any of Host L.P.’s direct or indirect subsidiaries and will not initially be secured by pledges of equity interests in any of Host L.P.’s subsidiaries. If Host L.P.’s leverage ratio later exceeds 6.0x for two consecutive fiscal quarters at a time that Host L.P. does not have an investment grade long-term unsecured debt rating then Host L.P.’s credit facility triggers the requirement for subsidiary guarantees and pledges of equity interests from certain U.S. and Canadian subsidiaries of Host L.P. In the event that such guarantee and pledge requirement is triggered, the guarantees and pledges would ratably benefit the Host L.P. credit facility as well as the notes outstanding under Host L.P.’s senior notes indenture (including the Series C senior notes) and certain hedging and bank product arrangements with lenders that are parties to the credit facility.

Restrictive Covenants

Under the terms of the senior notes indenture, Host L.P.’s ability to incur indebtedness and make distributions is subject to restrictions and the satisfaction of various conditions, including the achievement of an EBITDA-to-interest coverage ratio of at least 2.0x by Host L.P. (1.7x in the case of distributions to enable Host REIT to pay dividends on any preferred stock). This ratio is calculated in accordance with Host L.P.’s senior notes indenture and excludes from interest expense items such as call premiums and deferred financing charges that are included in interest expense on Host L.P.’s consolidated statement of operations. In addition, the calculation is based on Host L.P.’s pro forma results for the four prior fiscal quarters giving effect to certain transactions, such as acquisitions, dispositions and financings, as if they occurred at the beginning of the period. Other covenants limiting Host L.P.’s ability to incur indebtedness and make distributions include maintaining total indebtedness of less than 65% of adjusted total assets (using undepreciated real estate values) and maintaining secured indebtedness and subsidiary indebtedness of less than 45% of adjusted total assets. So long as Host L.P. maintains the required level of interest coverage and satisfies these and other conditions in the senior notes indenture, it may make distributions and incur additional debt under the senior notes indenture. There are exceptions permitting distributions by Host L.P. to Host REIT, and other holders of partnership interests, that are necessary for Host REIT to pay dividends required to maintain its status as a real estate investment trust, even when Host L.P. does not meet the financial covenant tests set forth above.

The senior notes indenture also imposes restrictions on customary matters, such as limitations on capital expenditures, acquisitions, investments, and transactions with affiliates and the incurrence of liens.

Use of Proceeds

As discussed below, Host L.P. intends to use the net proceeds from the sale of the Series C senior notes to redeem $250 million face amount of 6 3/8% Series O senior notes due 2015 at an aggregate redemption price of $253 million, to redeem $150 million face amount of 6 3/4% Series Q senior notes due 2016 at an aggregate redemption price of $153 million and for general corporate purposes.

Item 8.01 Other Events

On August 6, 2012, Host L.P. gave notice that it intends to redeem $250 million of the $650 million in aggregate principal amount outstanding of Host L.P.’s 6 3/8% Series O senior notes due 2015 and $150 million of the $800 million in aggregate principal amount outstanding of Host L.P.’s 6 3/4% Series Q senior notes due 2016 with a portion of the proceeds from Host L.P.’s issuance of the Series C senior notes. The redemption date is September 5, 2012 pursuant to an irrevocable notice delivered by the trustee on Host L.P.’s behalf on August 6, 2012. As previously announced on July 26, 2012, Host L.P. also intends to redeem the remaining $400 million in principal amount of the Series O senior notes on August 27, 2012 with a portion of the proceeds from the $500 million credit facility term loan completed by Host L.P. on July 25, 2012. The Series O senior notes and Series Q senior notes were issued pursuant to a supplement to the senior notes indenture. Under the terms of the Series O senior notes, the redemption price will be 101.063% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date. Under the terms of the Series Q senior notes, the redemption price will be 102.250% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date.

In connection with the issuance and sale of the Series C senior notes, Host L.P. entered into an underwriting agreement, dated August 2, 2012, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the underwriting agreement. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

In this Current Report on Form 8-K, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “expect,” “may,” “intend,” “predict,” “project,” “plan,” “will,” “estimate” and other similar terms and phrases. Forward-looking statements are based on management’s current expectations and assumptions, are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include our ability to deploy the proceeds of the Series C senior notes and credit facility term loan as currently planned, those risk factors discussed in our Annual Report on Form 10–K for the year ended December 31, 2011, and in other filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release updates to any forward-looking statement contained in this report to conform the statement to actual results or changes in our expectations.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 2, 2012, among Host Hotels & Resorts, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Forty-third Supplemental Indenture, dated August 9, 2012, by and between Host Hotels & Resorts, L.P. and The Bank of New York Mellon, as successor to HSBC Bank USA (formerly Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998.

5.1	Opinion of Latham & Watkins LLP regarding the validity of the Series C senior notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: August 9, 2012	By: /s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.
(Registrant)

By: HOST HOTELS & RESORTS, INC.
Its General Partner

Date: August 9, 2012	By: /s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 2, 2012, among Host Hotels & Resorts, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Forty-third Supplemental Indenture, dated August 9, 2012, by and between Host Hotels & Resorts, L.P. and The Bank of New York Mellon, as successor to HSBC Bank USA (formerly Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998.

5.1	Opinion of Latham & Watkins LLP regarding the validity of the Series C senior notes.